Exhibit 10.1

AMENDMENT 2 TO EMPLOYMENT AGREEMENT

Between

QUANTUM COMPUTING INC. and YUPING HUANG

This Second Amendment to Employment Agreement (this “Second Amendment”) is made effective as of the 12th day of May 2025, between Yuping Huang (the “Executive”) and Quantum Computing Inc. (the “Company”), and amends in certain respects that certain Employment Agreement dated as of June 16, 2022, as amended as of September 1, 2024, between the Executive and the Company (the “Original Agreement”).

1. Amendment to Section 1. Section 1 of the Original Agreement is hereby amended to reflect that the Term of the Original Agreement is extended for one year to June 15, 2026 (the “Extended Term”), provided that this Agreement shall be automatically renewed for consecutive one-year terms at the end of the Extended Term unless either party gives the other at least 90 days written notice of its intention not to renew prior to the expiration of a term (the “Term”).

2. Amendment to Section 2. Section 2 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

The Executive agrees to work for the Company as its interim Chief Executive Officer (CEO) and President, performing all of the duties and responsibilities inherent in such position. The Executive shall report to the Company’s Board of Directors (the “Board”) and shall be subject to the supervision thereof, and Executive shall have such authority as is delegated by the Board, which authority shall be sufficient for the Executive to perform all of the duties of the office referenced herein. The Executive shall devote reasonable best efforts in the performance of the foregoing services. The Company acknowledges that the Executive is currently a full-time professor at Stevens Institute of Technology (“Stevens”). Subject to the restrictions set forth in Section 6.4, the Executive may accept other board memberships or service with other organizations that are not in conflict with the Executive’s primary responsibilities and obligations to the Company.

3. Amendment to Section 3.1. Section 3.1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

Salary. The Company shall pay the Executive an annual base salary of Four Hundred Thousand Dollars ($400,000.00) payable in twice monthly installments in accordance with the Company’s customary payroll cycle (the “Base Salary”). The Base Salary thereafter shall be subject to annual review and adjustment, as determined by the Board (or the Compensation Committee of the Board) in its sole discretion, provided, however, that the Base Salary may not be decreased without the Executive’s consent unless the compensation payable to all executives of the Company is also similarly reduced.

4. Amendment to Section 5.2. Section 5.2 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

Voluntary Termination by the Company, or for Good Reason. In the event that the Executive’s employment is terminated during the Term without Cause, or by the Executive’s resignation for Good Reason, and the Executive executes a release in favor of the Company substantially in the form annexed hereto as Exhibit C, not later than 30 days after the Executive’s employment terminates, and the period in which the Executive is entitled to revoke such release has expired without any such revocation, then the Company shall continue to pay to the Executive the Base Salary in effect immediately prior to such termination for the twelve-month period following the Executive’s last day of employment. In addition, the Company shall continue the Executive’s coverage under and its contributions towards the Executive’s health care, dental, and life insurance benefits on the same basis as immediately prior to the date of termination, except as provided below, for the six-month period following the Executive’s last day of employment. Notwithstanding the foregoing, subject to any overriding laws, the Company shall not be required to provide any health care, dental, or life insurance benefit otherwise receivable by the Executive if the Executive is actually covered or becomes covered by an equivalent benefit (at the same cost to the Executive, if any) from another source. Any such benefit made available to the Executive shall be reported to the Company.

5. No Other Amendments. The Original Agreement remains in full force and effect and is unamended except as explicitly set forth in this Second Amendment.

6. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each of the Executive and the Company has executed this Second Amendment effective as of the date first above written.

YUPING HUANG		Quantum Computing Inc.

Signature:	/s/ Yuping Huang	Signature:	/s/ Christopher Roberts

Typed Name: Yuping Huang		Typed Name: Christopher Roberts

Title: Chief Executive Officer and President		Title: Chief Financial Officer

Date: 11/3/2025		Date: 11/3/2025

3